Exhibit 2.36

AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT is entered into this 24th day of February, 2005, by and between HI LIMITED PARTNERSHIP, with its principal office located at 1815 The Exchange, Atlanta, Georgia 30339, hereinafter referred to as “LICENSOR” and HOOTERS GAMING CORPORATION, a Nevada corporation, with its principal offices located at 26133 U.S. Hwy. 19 North, Suite 100, Clearwater, Florida 33763, hereinafter referred to as “LICENSEE.”

WHEREAS, Licensor and Licensee have heretofore entered into a License Agreement dated March 21, 2001, as amended March     , 2004, which License Agreement, as amended, is incorporated herein by reference as if fully set forth herein (the “License Agreement”); and

WHEREAS, Licensor and Licensee now desire to further amend and/or modify said License Agreement, on and subject to the terms and provisions hereinafter stated,

NOW, THEREFORE, FOR AND IN CONSIDERATION of the sum of Ten ($10.00) Dollars and other good and valuable considerations, paid by each party to the other, the receipt and sufficiency of which are herewith acknowledged, and the mutual covenants and benefits flowing between the parties, it is agreed as follows:

1.                                       Article XIII (B) of said License Agreement, as heretofore amended, is hereby further amended and/or modified by striking the date contained therein, to-wit; “March, 2006”, substituting in lieu thereof the following: “September 1, 2006”.

2.                                       Except as herein expressly set forth herein, all other terms and provisions of said License Agreement shall remain in full force and effect and are hereby ratified and reaffirmed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

“LICENSOR”		“LICENSEE”

HI LIMITED PARTNERSHIP Hooters Enterprises, LLC, Its General Partner		HOOTERS GAMING CORPORATON

By:	/s/ R. H. Brooks	By:	/s/ Neil Kiefer

Its: Robert H. Brooks, Manager		Its: President